Exhibit 3.3

STATE OF DELAWARE

CERTIFICATE OF MERGER

MERGING

BERRY PLASTICS ACQUISITION CORPORATION XVI

WITH AND INTO

AEP INDUSTRIES INC.

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation does hereby execute the following Certificate of Merger:

1.	The name and state of incorporation of each constituent corporation in the merger is:

Name	State of Incorporation
AEP Industries Inc.	Delaware
Berry Plastics Acquisition Corporation XVI	Delaware

2.	The Agreement and Plan of Merger, dated as of August 24, 2016, by and among Berry Plastics Group, Inc., Berry Plastics Corporation, Berry Plastics Acquisition Corporation XVI, Berry Plastics Acquisition Corporation XV, LLC, and AEP Industries Inc., as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of December 7, 2016 (as amended from time to time, the “Merger Agreement”), has been approved, adopted, executed, and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law.

3.	The name of the surviving corporation in the merger is AEP Industries Inc., a Delaware corporation.

4.	The Restated Certificate of Incorporation of the surviving corporation shall be its Restated Certificate of Incorporation.

5.	The executed Merger Agreement is on file at 95 Chestnut Ridge Road, Montvale, New Jersey 07645, the place of business of the surviving corporation.

6.	A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of the constituent corporations.

7.	This Certificate of Merger (and the merger referenced herein) shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, said surviving corporation has caused this Certificate of Merger to be signed by an authorized officer, the 20th day of January, 2017.

AEP INDUSTRIES INC., a Delaware corporation

By:	/s/ Paul M. Feeney
Paul M. Feeney
Chief Financial Officer